UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 2, 2012, Sonic Automotive, Inc. (“Sonic”) closed its private offering and issued $200 million in aggregate principal amount of 7.00% Senior Subordinated Notes due 2022 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and in offshore transactions pursuant to Regulation S under the Securities Act. The notes were issued at 99.110% of the principal amount thereof, resulting in a yield to maturity of 7.125%. The net proceeds of this offering will be used to repurchase some or all of Sonic’s outstanding 5.0% Convertible Senior Notes due 2029 (the “5.0% Notes”) pursuant to an offer to exchange shares of Sonic’s Class A common stock plus cash (the “Exchange Offer”), and to pay related fees and expenses, and any remaining amount will be used for general corporate purposes, including repurchases of shares of Sonic’s Class A common stock. This Current Report on Form 8-K shall not be deemed an offer to purchase or a solicitation of tenders for the 5.0% Notes.

On July 2, 2012, in connection with the Notes offering, Sonic entered into an escrow agreement with U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as escrow agent pursuant to which the net proceeds of the Notes offering were deposited into an escrow account, along with an additional amount of cash provided by Sonic sufficient to fund the special mandatory redemption described below. Upon satisfaction of the escrow release conditions, including Sonic’s acceptance of at least $80.0 million aggregate principal amount of the 5.0% Notes in the Exchange Offer, the funds will be released from the escrow account to Sonic. If the escrow release conditions are not satisfied on or prior to October 23, 2012, or such earlier date as Sonic may, in its discretion, terminate the Exchange Offer, the Notes will be subject to a special mandatory redemption described below.

On July 2, 2012, Sonic also entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of certain initial purchasers that include J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, pursuant to which Sonic agreed to complete a registered exchange of the Notes for registered notes with substantially identical terms or, under certain circumstances, to file and keep effective a shelf registration statement for resale of the Notes. If Sonic does not satisfy its obligations within the prescribed time periods or otherwise, it would be required to pay additional interest on the Notes until Sonic satisfies those obligations. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the administrative agent and a lender under Sonic’s amended and restated syndicated revolving credit agreement and Sonic’s syndicated floor plan credit facility (collectively the “2011 Credit Facilities”). Affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are also lenders under the 2011 Credit Facilities. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are also letters of credit issuers under the 2011 Credit Facilities. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are counterparties to interest rate swap agreements with Sonic and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated provide Sonic treasury management services. Sonic has entered, and may in the future enter, into investment banking, lending and commercial banking services and financial advisory services with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their affiliates for which they have or would receive customary fees. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their affiliates may own the 5.0% Notes, some of which may be repurchased in the Exchange Offer. As a result, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their affiliates may receive consideration in the Exchange Offer in addition to the fees paid to them as initial purchasers in the Notes offering.

In addition, on July 2, 2012, Sonic entered into an Indenture dated as of July 2, 2012 by and among Sonic, the guarantors named therein, and U.S. Bank National Association, as trustee (the “Indenture”). The Notes are unsecured senior subordinated obligations of Sonic and are guaranteed by Sonic’s domestic operative subsidiaries. The Notes bear interest at an annual rate of 7.0%, which is payable semi-annually on January 15 and July 15 each year (beginning on January 15, 2013), until maturity on July 15, 2022 or earlier redemption or repurchase. Sonic may redeem the Notes in whole or in part at any time on or after July 15, 2017 at the following redemption prices, which are expressed as percentages of the principal amount.

Period	Redemption Price
Beginning July 15, 2017	103.500%
Beginning July 15, 2018	102.333%
Beginning July 15, 2019	101.167%
Beginning July 15, 2020 and thereafter	100.000%

The Notes are also subject to a special mandatory redemption if the escrow release conditions described above are not satisfied on or prior to October 23, 2012, or such earlier date as Sonic may, in its discretion, terminate the Exchange Offer. The redemption price for the special mandatory redemption will be 100% of the issue price, plus accrued and unpaid interest from the issue date up to, but excluding, the date of the special mandatory redemption. In addition, on or before July 15, 2015, Sonic may redeem up to 35% of the aggregate principal amount of the Notes with proceeds from equity offerings at 107% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to but excluding the redemption date. The Indenture also provides that holders of Notes may require Sonic to repurchase the Notes at 101% of the par value of the Notes plus accrued and unpaid interest to but excluding the change of control purchase date, if Sonic undergoes a “change of control” as defined in the Indenture.

The Indenture contains certain restrictive covenants, including covenants relating to the incurrence of other indebtedness, pledges of assets to third parties, investments, cash dividends to shareholders, redemptions of capital stock, guaranties and asset sales.

Sonic’s obligations under the Notes may be accelerated by the holders of 25% of the outstanding principal amount of the Notes then outstanding if certain events of default occur, including: (1) defaults in the payment of principal or interest when due; (2) defaults in the performance, or breach, of Sonic’s covenants under the Notes; and (3) certain defaults under other agreements under which Sonic or its subsidiaries have outstanding indebtedness in excess of $35 million.

The foregoing summaries of documents described above are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 is incorporated herein by reference.

Included herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements pertaining to the repurchase of Sonic’s 5.0% Convertible Senior Notes due 2029. Sonic does not undertake any obligation to update forward-looking information.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Registration Rights Agreement dated as of July 2, 2012 by and among Sonic Automotive, Inc. the guarantors set forth on the signature page thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

4.2	Indenture dated as of July 2, 2012 by and among Sonic Automotive, Inc, the guarantors named therein, and U.S. Bank National Association, as trustee.

4.3	Form of 7.0% Senior Subordinated Note due 2022 (included in Exhibit 4.2).

4.4	Escrow Agreement dated as of July 2, 2012 by and among Sonic Automotive, Inc., U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: July 9, 2012

EXHIBIT INDEX

4.1	Registration Rights Agreement dated as of July 2, 2012 by and among Sonic Automotive, Inc. the guarantors set forth on the signature page thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

4.2	Indenture dated as of July 2, 2012 by and among Sonic Automotive, Inc, the guarantors named therein, and U.S. Bank National Association, as trustee.

4.3	Form of 7.0% Senior Subordinated Note due 2022 (included in Exhibit 4.2).

4.4	Escrow Agreement dated as of July 2, 2012 by and among Sonic Automotive, Inc., U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as escrow agent.